Exhibit 99.1

THE TILE SHOP REPORTS SECOND QUARTER 2017 RESULTS

0.5% Comparable Store Sales Growth

69.7% Gross Margin

Net Income growth of 12.8%

Diluted Earnings per Share of $0.15, growth of 15.4%

Non-GAAP Diluted Earnings per Share of $0.15, growth of 7.1%

MINNEAPOLIS – July 18, 2017 – Tile Shop Holdings, Inc. (NASDAQ: TTS) (the “Company”), a specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories, today announced results for its second quarter ended June 30, 2017.

Net sales grew 6.2% to $89.5 million for the second quarter ended June 30, 2017 compared with $84.3 million for the second quarter ended June 30, 2016. The $5.2 million increase in net sales was due to a comparable store sales increase of 0.5%, or $0.5 million, and incremental net sales of $4.7 million from stores not included in the comparable store base. The Company noted that comparable store sales growth was mid-single digit over the two month period of May and June, but this was mostly offset by a decline in April. Comparable store sales growth for the second quarter of 2016 was 8.2%.

“Despite the topline shortfall, we were pleased to deliver solid growth in earnings per share in the quarter, generate significant free cash flow to reduce debt to the lowest level in five years and continue to successfully open new stores, with seven stores opened year to date and an additional seven to eight scheduled to open in the second half of the year” said Chris Homeister, CEO.

Gross margin for the second quarter of each of 2017 and 2016 was 69.7%.

Selling, general and administrative costs for the second quarter of 2017 were $50.7 million compared with $47.0 million for the second quarter of 2016. The $3.7 million increase was primarily driven by the costs associated with opening and operating new stores.

The Company opened four new retail stores in the second quarter of 2017, consisting of its seventh Dallas area location in Fort Worth, TX, its fourth location in the Denver, CO market, its second location in the Nashville, TN market and its fourth location in the Atlanta, GA market located in Buckhead.  As of June 30, 2017 the Company operates 130 stores in 31 states and the District of Columbia.

Non-GAAP Information

The Company presents non-GAAP net income and Adjusted EBITDA to provide useful information to investors regarding the Company’s normalized operating performance.

On a non-GAAP basis, net income for the second quarter of 2017 was $7.9 million compared with $7.1 million for the second quarter of 2016.  Non-GAAP diluted earnings per share for the second quarter of 2017 were $0.15 compared with $0.14 for the second quarter of 2016, representing 7.1% growth. See the “Non-GAAP Income Reconciliation” table and the “Non-GAAP Financial Measures” section below for a reconciliation of GAAP to non-GAAP income.

Non-GAAP Income Reconciliation

	Three Months Ended
	June 30, 2017			June 30, 2016
			Diluted			Diluted
($ in thousands, except per share data)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts
GAAP income	$11,214	$7,723	$0.15	$11,297	$6,849	$0.13
Special charges:
Litigation costs	298	205	0.00	405	246	0.00
Non-GAAP income(1)	$11,512	$7,928	$0.15	$11,702	$7,095	$0.14

	Six Months Ended
	June 30, 2017			June 30, 2016
			Diluted			Diluted
($ in thousands, except per share data)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts
GAAP income	$24,298	$15,732	$0.30	$22,514	$13,607	$0.26
Special charges:
Litigation costs	649	420	0.01	1,102	666	0.01
Non-GAAP income(1)	$24,947	$16,152	$0.31	$23,616	$14,273	$0.28

(1) Amounts may not foot due to rounding.

Adjusted EBITDA for the second quarter of 2017 was $19.1 million compared with $19.0 million for the second quarter of 2016, representing 0.8% growth. See the “Adjusted EBITDA Reconciliation” table and the “Non-GAAP Financial Measures” section below for a reconciliation of GAAP net income to Adjusted EBITDA.

Adjusted EBITDA Reconciliation

	Three Months Ended
($ in thousands)	June 30,
	2017	% of sales(2)	2016	% of sales(2)
GAAP net income	$7,723	8.6%	$6,849	8.1%
Interest expense	448	0.5%	449	0.5%
Income taxes	3,491	3.9%	4,448	5.3%
Depreciation and amortization	6,256	7.0%	5,613	6.7%
Special charges(1)	298	0.3%	405	0.5%
Stock-based compensation	928	1.0%	1,235	1.5%
Adjusted EBITDA(2)	$19,144	21.4%	$18,999	22.5%

	Six Months Ended
($ in thousands)	June 30,
	2017	% of sales(2)	2016	% of sales(2)
GAAP net income	$15,732	8.7%	$13,607	8.1%
Interest expense	933	0.5%	1,019	0.6%
Income taxes	8,566	4.7%	8,907	5.3%
Depreciation and amortization	12,592	6.9%	11,184	6.6%
Special charges(1)	649	0.4%	1,102	0.7%
Stock-based compensation	1,770	1.0%	2,464	1.5%
Adjusted EBITDA(2)	$40,242	22.2%	$38,283	22.7%

(1) Shareholder and other litigation costs.

(2) Amounts may not foot due to rounding.

Financial Guidance

The Company is reaffirming all expectations for full year ending December 31, 2017 based on past performance, anticipated new store openings and current economic conditions:

($ in millions, except per share data)	2017	2016
Net Sales	$350 - $365	$324.2
Comparable Store Sales Change	low to mid single digits	7.6%
Gross Margin % of Net Sales	approx. 70%	70.0%
Depreciation & Amortization	approx. $26	$23.0
Stock Based Compensation	approx. $3.5	$4.3
Effective Tax Rate	approx. 38%	41.1%
Special Charges	approx. $1.0	$7.6
Earnings Per Share (GAAP)	$0.48 - $0.55	$0.36
Non-GAAP Earnings Per Share	$0.49 - $0.56	$0.45
Adjusted EBITDA	$72 - $78	$68.0
Fully Diluted Shares Outstanding	approx. 52 million	51.9 million
New Stores	approx. 15	9
Capital Expenditures	approx. $35	$27.3

See the “Non-GAAP Income Guidance Reconciliation” table and the “Adjusted EBITDA Guidance Reconciliation” table at the end of this release for a reconciliation of these Non-GAAP measures to the comparable GAAP measures.

Webcast and Conference Call

The Company will host a conference call via live webcast for investors and other interested parties beginning at 9:00 a.m. Eastern Time on Tuesday, July 18, 2017. Participants may access the live webcast by visiting the Company’s Investor Relations page at www.tileshop.com. The call can also be accessed by dialing (844) 421-0597, or (716) 247-5787 for international participants. A webcast replay of the call will be available on the Company’s Investor Relations page at www.tileshop.com.

Additional details can be located at www.tileshop.com under the Financial Information – SEC Filings section of the Company’s Investor Relations page.

About The Tile Shop

The Tile Shop (NASDAQ:TTS) is a leading specialty retailer of manufactured and natural stone tiles, setting and maintenance materials, and related accessories in the United States. The Company offers a wide selection of high quality products, exclusive designs, knowledgeable staff and exceptional customer service, in an extensive showroom environment with up to 50 full-room tiled displays which are enhanced by the complimentary Design Studio – a collaborative platform to create customized 3D design renderings to scale, allowing customers to bring their design ideas to life. The Tile Shop currently operates 130 stores in 31 states and the District of Columbia, with an average size of 20,800 square feet and sells products online at www.tileshop.com.

The Tile Shop is a proud member of the American Society of Interior Designers (ASID), National Association of Homebuilders (NAHB), and the National Tile Contractors Association (NTCA). Visit www.tileshop.com. Join The Tile Shop (#thetileshop) on Facebook, Instagram, Pinterest and Twitter.

Non-GAAP Financial Measures

The Company calculates Adjusted EBITDA by taking net income calculated in accordance with GAAP, and adjusting for interest expense, income taxes, depreciation and amortization, stock based compensation and special charges related to litigation, including shareholder and other litigation.  Adjusted EBITDA margin is equal to Adjusted EBITDA divided by net sales. Non-GAAP net income excludes special charges related to litigation costs, including shareholder and other litigation, and is net of tax.

The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations.  Company management uses these non-GAAP measures to compare Company performance to that of prior periods for trend analyses, for purposes of determining management incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and the Board of Directors.  The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other specialty retailers, many of which present similar non-GAAP financial measures to investors.

Company management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitations of these non-GAAP financial measures are that they exclude significant expenses and income that are required by GAAP to be recognized in the Company’s consolidated financial statements.  In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents non-GAAP financial measures in connection with GAAP results.  The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures and not to rely on any single financial measure to evaluate the business.

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995.  Forward looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  These forward looking statements include any statements regarding the Company’s strategic and operational plan and expected financial performance (including the financial performance of new stores).  Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements, including but not limited to unforeseen events that may affect the retail market or the performance of the Company’s stores.  The Company does not intend, and undertakes no duty, to update this information to reflect future events or circumstances.  Investors are referred to the most recent reports filed with the SEC by the Company.

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

($ in thousands, except share data)

	(Unaudited)	(Audited)
	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$12,006	$6,067
Restricted cash	855	3,000
Trade receivables, net	3,024	2,414
Inventories	67,286	74,295
Income tax receivable	1,549	1,670
Other current assets, net	3,638	8,755
Total Current Assets	88,358	96,201
Property, plant and equipment, net	147,941	141,037
Deferred tax assets	18,868	21,391
Long-term restricted cash	-	3,881
Other assets	2,441	2,763
Total Assets	$257,608	$265,273

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$19,443	$20,321
Current portion of long-term debt	7,561	6,286
Income tax payable	381	120
Other accrued liabilities	22,802	33,461
Total Current Liabilities	50,187	60,188
Long-term debt, net	11,300	22,126
Capital lease obligation, net	639	697
Deferred rent	39,060	37,595
Other long-term liabilities	5,290	5,768
Total Liabilities	106,476	126,374

Stockholders’ Equity:
Common stock, par value $0.0001; authorized: 100,000,000 shares; issued and outstanding: 51,856,706 and 51,607,143 shares, respectively	5	5
Preferred stock, par value $0.0001; authorized: 10,000,000 shares; issued and outstanding: 0 shares	-	-
Additional paid-in-capital	187,659	185,998
Accumulated deficit	(36,494)	(47,058)
Accumulated other comprehensive (loss) income	(38)	(46)
Total Stockholders' Equity	151,132	138,899
Total Liabilities and Stockholders' Equity	$257,608	$265,273

Tile Shop Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

($ in thousands, except share, and per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Net sales	$89,464	$84,270	$181,599	$168,984
Cost of sales	27,116	25,571	54,506	50,580
Gross profit	62,348	58,699	127,093	118,404
Selling, general and administrative expenses	50,748	46,990	101,960	94,939
Income from operations	11,600	11,709	25,133	23,465
Interest expense	(448)	(449)	(933)	(1,019)
Other income	62	37	98	68
Income before income taxes	11,214	11,297	24,298	22,514
Provision income taxes	(3,491)	(4,448)	(8,566)	(8,907)
Net income	$7,723	$6,849	$15,732	$13,607

Earnings per common share:
Basic	$0.15	$0.13	$0.31	$0.26
Diluted	$0.15	$0.13	$0.30	$0.26

Weighted average shares outstanding:
Basic	51,633,150	51,378,485	51,578,691	51,368,826
Diluted	52,223,183	51,937,924	52,111,134	51,821,615

Tile Shop Holdings, Inc. and Subsidiaries

Rate Analysis

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Gross margin rate	69.7%	69.7%	70.0%	70.1%
SG&A expense rate	56.7%	55.8%	56.1%	56.2%
Income from operations margin rate	13.0%	13.9%	13.8%	13.9%
Adjusted EBITDA margin rate	21.4%	22.5%	22.2%	22.7%

Non-GAAP Income Guidance Reconciliation

(1) Shareholder and other litigation costs.

	2017 Guidance
	Low End			High End
			Diluted			Diluted
($ in millions, except per share data)	Pretax	Net of Tax	Per Share Amounts	Pretax	Net of Tax	Per Share Amounts
GAAP income	$40	$25	$0.48	$46	$29	$0.55
Special charges(1)	0.7	1	0.01	1	1	0.01
Non-GAAP income(2)	$41	$26	$0.49	$47	$29	$0.56

(1) Shareholder and other litigation costs.

(2) Amounts may not foot due to rounding.

Adjusted EBITDA Guidance Reconciliation

	2017 Guidance
($ in millions)	Low End	High End
GAAP Net Income	$25	$29
Interest expense	1	1
Income taxes	15	17
Depreciation and amortization	26	26
Special charges(1)	1	1
Stock based compensation	3.5	3.5
Adjusted EBITDA(2)	$72	$78

(1) Shareholder and other litigation costs.

(2) Amounts may not foot due to rounding.

Contacts:

Investors and Media:

Adam Hauser

763-852-2950

investorrelations@tileshop.com